                                                                   Exhibit 10.15


               Cambridge Technology Partners (Massachusetts), Inc.
                             1991 Stock Option Plan
                    Executive Non-Qualified Option Agreement

Cambridge Technology Partners (Massachusetts), Inc. (the "Company"), a Delaware corporation, hereby grants to the person named below an option to purchase all or any part of the number of shares of Common Stock, $0.01 par value (the "Common Stock"), of the Company (the "Option") under and subject to the Company's 1991 Stock Option Plan (the "Plan"), exercisable on the following terms and conditions and those set forth on the reverse side of this certificate. This Option is not intended to qualify and shall not be treated as an "incentive stock option" under Section 422(b) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").


Option to Purchase: 572,296 SHARES (THE "OPTION SHARES")        Date of Grant: August 27, 1999

Granted to (the "Optionee"): JACK L. MESSMAN                    Option Price: $14.438

Social Security Number: ###-##-####                             Expiration Date:  AS SET FORTH IN SECTION 5

Vesting Start Date(the "Vesting Start Date"): August 27, 2000

Vesting Schedule: To vest:


(a)  143,074 shares on August 27, 2000 and

(b) an additional 12,500 shares each month thereafter (commencing September 27, 2000) up to and including December 31, 2000, and

(c)  an additional 5,574 shares on January 1, 2001, and

(d) an additional 12,500 shares each month thereafter (commencing February 27, 2001) up to and including December 31, 2001, and

(e)  an additional 5,574 shares on January 1, 2002, and

(f) an additional 12,500 shares each month thereafter (commencing February 27, 2002) up to and including December 31, 2002, and

(g)  an additional 5,574 shares on January 1, 2003, and

(h) an additional 12,500 shares each month thereafter (commencing February 27, 2003) up to and including August 31, 2003.

(i) In addition, (A) if the closing price of the Company's common stock on the Nasdaq Stock Market equals or exceeds $28.876, then 143,074 unvested shares (or such lesser amount to the extent that fewer than 143,074 shares remain unvested on such date) shall vest immediately and automatically, and (B) if the closing price of the Company's common stock on the Nasdaq Stock Market equals or exceeds $36.095, then 143,074 unvested shares (or such lesser amount to the extent that fewer than 143,074 shares remain unvested on such date) shall vest immediately and automatically.

     By acceptance of this Option, the Optionee agrees to the terms and conditions on the reverse side of this certificate and in the Plan.

                                                James P. O'Hare
                                                Secretary

               Cambridge Technology Partners (Massachusetts), Inc.

                              Terms and Conditions

1. Plan Incorporated by Reference. This Option is issued pursuant to the terms of the Cambridge Technology Partners (Massachusetts), Inc. 1991 Stock Option Plan, as amended (the "Plan"). Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference. The Management Resource Committee of the Board of Directors ("MRC") administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from AST StockPlan, Inc. 250 Broadway, 14th Floor, New York, NY, 10007, or on the Knowledge repository found on the internal Company web site address: http://w3.ctp.com/.

2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3. Vesting Schedule. No portion of this Option may be exercised until the date on which such portion shall have vested. Except as set forth herein, and subject to the determination of the Company in its sole discretion to accelerate the vesting schedule hereunder due to other circumstances and subject to a reduction in the percentage of Option Shares vesting each month in the event that the Optionee becomes employed on less than a full-time basis (such new percentage shall be determined by the Company at the time the Optionee becomes employed on less than a full time basis and shall be set forth in a replacement option agreement to be executed at that time), this Option shall be vested and exercisable with respect to the percentage of the total number of Option Shares as listed on the vesting and exercise schedule attached to this certificate.

4.   Exercise of Option.

     (a) Optionee may exercise only vested portions of this Option and only in the following manner. From time to time prior to the earlier to occur of (i) the termination hereof in accordance with the provisions of this Option, or (ii) the Expiration Date (as set forth in Paragraph 5 herein) with respect to a given portion of this Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the Option Shares for which this Option may be exercised at the time of such notice. Said notice shall specify the number of Option Shares to be purchased and shall be accompanied (i) by payment therefor in cash and (ii) by such agreement, statement or other evidence as the Company may require in order to satisfy itself that the issuance of the Option Shares being purchased pursuant to such exercise and any subsequent resale thereof will be in compliance with applicable laws and regulations, including without limitation all applicable federal and state securities laws and regulations. This Option shall not be exercisable for any fractional share.

     (b) Certificates for the Option Shares so purchased will be issued to the Optionee upon compliance to the satisfaction of the Company with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Option, and the determination of the MRC (as defined in the Plan) as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed for any purpose to be the owner of any Option Shares subject to this Option until such Option Shares shall have been issued in accordance with the foregoing provisions.

     (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Option shall be exercisable (i) after its termination in accordance with the provisions hereof, (ii) after the Expiration Date applicable thereto (as set forth in Paragraph 5 herein), or (iii) at any time unless all necessary regulatory or other approvals have been received.

     (d) To the extent that this Option is not exercised in full, it will be deemed to have been exercised first for any remaining Option Shares in the Installment (as defined in Paragraph 5 herein) which would otherwise expire on the next succeeding Expiration Date, then for any remaining Option Shares in the Installment which would otherwise expire on the second succeeding Expiration Date and so on, thereby reducing the number of Option Shares with respect to which this Option will expire on such Expiration Dates.

5. Expiration Date of Option and Underlying Option Shares. This Option will expire and terminate in installments (each, an "Installment") on the following dates (each, an "Expiration Date" ): (a) August 27, 2005 with respect to the portion of this Option which vests during the period beginning on the Vesting Start Date and ending August 26, 2001; (b) August 27, 2006 with respect to the portion of this Option which vests during the period beginning August 27, 2001 and ending August 26, 2002; (c) August 27, 2007 with respect to the portion of this Option which vests during the period beginning August 27, 2002 and ending August 26, 2003; (d) August 27, 2008 with respect to the portion of this Option which vests on or after August 27, 2003; provided, however, that if the vesting of any portion of this Option is accelerated because the closing price of the Company's common stock on the Nasdaq Stock Market equals or exceeds $28.876, then that portion of this Option shall not expire until August 27, 2007, and if the vesting of any portion of this Option is accelerated because the closing price of the Company's common stock on the Nasdaq Stock Market equals or exceeds $36.095, then that portion of this Option shall not expire until August 27, 2008.

6. Termination of Employment. Except as set forth in Section 8(b), below, this Option, as to any unexercised portion hereof, shall terminate on the date three (3) months after the date on which the Optionee is no longer employed by the Company or a subsidiary as defined in the Code (and, except as set forth in clauses 6(a) and 6(b) and section 8 below, this Option shall not vest with respect to any additional Option Shares following the date on which the Optionee is no longer employed by the Company or a subsidiary as defined in the Code); provided, however, that (a) if such termination of employment results from the Optionee's permanent and total disability as defined in Section 22(e)(3) of the Code, this Option may be exercised, whether or not exercisable at the time of such termination, until the date twelve (12) months after such termination, or until the applicable Expiration Date with respect to any particular portion of this Option (as set forth in Paragraph 5 herein), whichever first occurs, and (b) if such termination of employment results from the Optionee's death, this Option may be exercised, whether or not exercisable at the time of such termination, by the Optionee's executors or administrators within twenty-four (24) months thereafter, or until the applicable Expiration Date with respect to any particular portion of this Option (as set forth in Paragraph 5 herein), whichever first occurs. No Option will confer upon the Optionee any right to continued employment by the Company or any subsidiary of the Company, nor will it interfere in any way with the Optionee's right or the Company's or any such subsidiary's right to terminate, or otherwise modify the terms of, the Optionee's employment at any time.

7. Transferability. Except as otherwise permitted by the Plan, each of this certificate and this Option is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

8.   Effect of Certain Transactions.

     (a) If (i) the Company is to be merged into another entity, or if one or more entities is to be merged into the Company or if there is to be a consolidation of the Company and one or more entities and, in any such case, the shares of Common Stock are to be converted into cash, securities or other property other than shares of Common Stock (an "Acquisition"), or (ii) if the Company is to be liquidated, or is to sell or otherwise dispose of substantially all of its assets to another entity (a "Sale"), or (iii) a person, entity or group acquires beneficial ownership of 50% or more of either the then outstanding shares of the Company's common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or (iv) 50% or more of the directors of the Company are persons who are not Continuing Directors (defined below), or (v) the Company materially changes Optionee's authority or the conditions of Optionee's employment (including the election of another President or Chief Executive Officer), then: (x) the time for exercise of any unexercised and unexpired portion of this Option, including the then unvested portion of this Option, shall be accelerated to immediately prior to the consummation of such event, and (y) solely in the event of an Acquisition or Sale, this Option shall terminate within 90 days after the effective date of such Acquisition or Sale; provided, however, that the foregoing clauses (x) and (y) shall not apply to any transaction in which the former stockholders of the Company immediately after such transaction hold or receive by reason of their prior ownership of shares of capital stock of the Company shares of capital stock of the resulting or surviving corporation constituting a majority of the voting power of all outstanding stock of such resulting or successor corporation. For purposes of this Section, a "Continuing Director" shall mean (i) any member of the Board of Directors of the Company as of the date of this Agreement or (ii) any person who subsequently becomes a member of the Board, if such person's nomination or election to the Board is recommended or approved by a majority of the Continuing Directors.

     (b) If Optionee voluntarily retires from his employment with the Company or the Company terminates Optionee's employment without "cause" (as defined in Section 6 of the Employment Agreement between Optionee and the Company), then any unvested portion of this Option shall immediately become vested and fully exercisable on the effective date of the retirement, resignation or termination, and any unexpired portion of this Option shall expire on the fifth anniversary of such accelerated vesting date.

9. Tax Withholding. The Optionee shall, not later than the date as of which the exercise of this Option or disposition of Option Shares becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the MRC for payment of any Federal, state, and local taxes required by law to be withheld.

10. Representations. By acceptance of this Option, the Optionee agrees, acknowledges and understands that a purchase of shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933 (the "Act") unless such distribution is in compliance with or exempt from the registration and prospectus requirements of the Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with the Act.